UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 5, 2006, the compensation committee (the “Committee”) of the Board of Directors (the “Board”) of Guess?, Inc. (the “Company”) and the Board approved an amendment (the “Amendment”) to the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (the “Plan”) to change the initial and annual automatic option and restricted stock grants to non-employee directors from share-based grants to dollar-based grants.

Prior to the Amendment, non-employee directors were entitled to receive equity grants under the Plan as follows:  (i) upon joining the Board, an award of 2,000 shares of restricted stock and an option to purchase 12,000 shares of common stock and (ii) on the first business day of each fiscal year, an award of 4,000 shares of restricted stock and an option to purchase 7,500 shares of common stock. As the Company’s share price has grown, the dollar value of these share-based grants has increased significantly. For instance, the closing price of the Company’s common stock rose from $17.36 per share on June 20, 2005 (the date these share-based grant amounts were originally approved by the Board) to $40.35 per share on July 5, 2006 (the date the Amendment was approved by the Board), an increase of 132%. The shift from a share-based grant allocation to a dollar-based grant allocation is intended to significantly reduce the volatility of director compensation due to stock price fluctuations, while ensuring that future changes in share price will be automatically reflected in all future equity grants under the Plan.

As a result of the Amendment, effective as of July 5, 2006, non-employee directors will be entitled to receive equity grants under the Plan as follows:  (a) upon joining the Board, an award of a number of restricted shares equal in value to $50,000 (determined by dividing such amount by the fair market value of the Company’s common stock on the date of grant) and an option to purchase a number of shares of common stock equal in value to $50,000 (determined by dividing such amount by the Black Scholes option value of the option on the date of grant) and (b) on the first business day of each fiscal year, an award of a number of restricted shares equal in value to $90,000 (determined by dividing such amount by the fair market value of the Company’s common stock on the date of grant) and an option to purchase a number of shares of common stock equal in value to $90,000 (determined by dividing such amount by the Black Scholes option value of the option on the date of grant).

The following chart compares the number of restricted shares and shares subject to options that would have been granted under the Plan before and after the adoption of the Amendment, assuming that, for illustrative purposes only, an initial and annual award of restricted shares and options were required to be made under the Plan on July 5, 2006, the closing price of the Company’s common stock on the date of grant was $40.35 (the closing price on July 5, 2006) and that the Black Scholes value of an option granted under the Plan on July 5, 2006 was $20.80 (using the assumptions set forth in the Amendment):

	Number of Shares/Options Prior to the Amendment	Number of Shares/Options After the Amendment
Initial Restricted Stock Grant to New directors	2,000	1,239
Initial Option Grant to New Directors	12,000	2,403
Annual Restricted Stock Grant	4,000	2,230
Annual Option Grant	7,500	4,326

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1         Amendment to the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan, dated as of July 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2006	GUESS?, INC
	By:	/s/ Carlos Alberini
Carlos Alberini
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan, dated as of July 5, 2006